                                                                    Exhibit 10.9


                                CREDIT AGREEMENT


                                     between


                         Preformed Line Products Company



                                       and



                               National City Bank

                                December 30, 1994


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                                TABLE OF CONTENTS
                                -----------------

                                                                                                                Page
                                                                                                                ----

1A.      CROSS-REFERENCE..........................................................................................1


2A.      SUBJECT COMMITMENT.......................................................................................1

         2A.01    AMOUNT..........................................................................................1
         2A.02    TERM............................................................................................1
         2A.03    OPTIONAL REDUCTIONS.............................................................................2
         2A.04    COMMITMENT FEE..................................................................................2
         2A.05    EXTENSION OF SUBJECT COMMITMENTS................................................................2

2B.      SUBJECT LOANS............................................................................................2

         2B.01    SUBJECT NOTE....................................................................................3
         2B.02    CREDIT REQUESTS.................................................................................3
         2B.03    CONDITION:  NO DEFAULT..........................................................................3
         2B.04    CONDITION:  PURPOSE.............................................................................4
         2B.05    LOAN MIX........................................................................................4
         2B.06    AMOUNT..........................................................................................4
         2B.07    CONTRACT PERIODS................................................................................4
         2B.08    MATURITIES......................................................................................4
         2B.09    ROLLOVER........................................................................................4
         2B.10    INTEREST:  RR LOANS.............................................................................5
         2B.11    INTEREST:  FIXED-RATE LOANS.....................................................................5
         2B.12    DISBURSEMENT....................................................................................6
         2B.13    PREPAYMENTS.....................................................................................6
         2B.14    FIXED-RATE: UNAVAILABILITY......................................................................6
         2B.15    FIXED-RATE LOANS: ILLEGALITY....................................................................7
         2B.16    PRIOR LOANS.....................................................................................7

3A.      INFORMATION..............................................................................................7

         3A.01    FINANCIAL STATEMENTS............................................................................7
         3A.02    NOTICE..........................................................................................8

3B.      GENERAL FINANCIAL STANDARDS..............................................................................9

         3B.01    NET WORTH.......................................................................................9
         3B.02    LEVERAGE........................................................................................9
         3B.03    WORKING CAPITAL.................................................................................9
         3B.04    PRETAX INTEREST COVERAGE........................................................................9

3C.      AFFIRMATIVE COVENANTS...................................................................................10

         3C.01    TAXES..........................................................................................10
         3C.02    FINANCIAL RECORDS..............................................................................10


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
         3C.03    VISITATION.....................................................................................10
         3C.04    INSURANCE......................................................................................10
         3C.05    CORPORATE EXISTENCE............................................................................11
         3C.06    COMPLIANCE WITH LAW............................................................................11
         3C.07    PROPERTIES.....................................................................................11

3D.      NEGATIVE COVENANTS......................................................................................12

         3D.01    EQUITY TRANSACTIONS............................................................................12
         3D.02    CREDIT EXTENSIONS..............................................................................12
         3D.03    LIENS, LEASES..................................................................................13
         3D.04    DIVIDENDS......................................................................................15

4A.      CLOSING.................................................................................................15

         4A.01    SUBJECT NOTE...................................................................................15
         4A.02    FINANCIAL STATEMENTS...........................................................................15
         4A.03    DOCUMENTATION FEE..............................................................................15

4B.      WARRANTIES..............................................................................................15

         4B.01    EXISTENCE......................................................................................15
         4B.02    GOVERNMENTAL RESTRICTIONS......................................................................15
         4B.03    CORPORATE AUTHORITY............................................................................16
         4B.04    LITIGATION.....................................................................................16
         4B.05    TAXES..........................................................................................16
         4B.06    TITLE..........................................................................................16
         4B.07    LAWFUL OPERATIONS..............................................................................16
         4B.08    INSURANCE......................................................................................17
         4B.09    FINANCIAL STATEMENTS...........................................................................17
         4B.10    DEFAULTS.......................................................................................17

5A.      EVENTS OF DEFAULT.......................................................................................17

         5A.01    PAYMENTS.......................................................................................17
         5A.02    WARRANTIES.....................................................................................17
         5A.03    COVENANTS WITHOUT GRACE........................................................................18
         5A.04    COVENANTS WITH GRACE...........................................................................18
         5A.05    CROSS-DEFAULT..................................................................................18
         5A.06    JUDGMENTS/ERISA DEFAULTS.......................................................................18
         5A.07    OWNERSHIP......................................................................................18
         5A.08    SOLVENCY.......................................................................................18

5B.      EFFECTS OF DEFAULT......................................................................................19

         5B.01    OPTIONAL DEFAULTS..............................................................................19
         5B.02    AUTOMATIC DEFAULTS.............................................................................19
         5B.03    OFFSETS........................................................................................19

6A.      INDEMNITY: STAMP TAXES..................................................................................19

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
6B.      INDEMNITY: GOVERNMENTAL COSTS/FIXED-RATE LOANS..........................................................19


6C.      INDEMNITY: FUNDING COSTS................................................................................20


6D.      CREDIT REQUESTS.........................................................................................20


6E.      INDEMNITY: UNFRIENDLY TAKEOVERS.........................................................................20


6F.      INDEMNITY: CAPITAL REQUIREMENTS.........................................................................20


6G.      INDEMNITY: COLLECTION COSTS.............................................................................21


6H.      CERTIFICATE FOR INDEMNIFICATION.........................................................................21


7.       PARTICIPATION...........................................................................................21


8.       INTERPRETATION..........................................................................................21

         8.01     WAIVERS........................................................................................21
         8.02     CUMULATIVE PROVISIONS..........................................................................22
         8.03     BINDING EFFECT.................................................................................22
         8.04     SURVIVAL OF PROVISIONS.........................................................................22
         8.05     IMMEDIATE U.S. FUNDS...........................................................................22
         8.06     CAPTIONS.......................................................................................22
         8.07     SUBSECTIONS....................................................................................22
         8.08     ILLEGALITY.....................................................................................22
         8.09     OHIO LAW.......................................................................................22
         8.10     INTEREST/FEE COMPUTATIONS......................................................................22
         8.11     NOTICE.........................................................................................23
         8.12     ACCOUNTING TERMS...............................................................................23
         8.13     ENTIRE AGREEMENT...............................................................................23
         8.14     WAIVER OF JURY TRIAL...........................................................................23
         8.15     LATE CHARGE; APPLICATION OF PAYMENTS...........................................................23
         8.16     CONFIDENTIALLY.................................................................................23

9.       DEFINITIONS.............................................................................................24

         account officer.........................................................................................24
         accumulated funding deficiency..........................................................................24
         Agreement...............................................................................................24
         Bank....................................................................................................24
         banking day.............................................................................................24
         Borrower................................................................................................24
         company.................................................................................................24
         contract period.........................................................................................24


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
         credit request..........................................................................................24
         current assets..........................................................................................24
         current liabilities.....................................................................................25
         debt....................................................................................................25
         default under ERISA.....................................................................................25
         default under this Agreement............................................................................25
         distribution............................................................................................25
         environmental law.......................................................................................25
         ERISA...................................................................................................25
         ERISA regulator.........................................................................................25
         expiration date.........................................................................................26
         federal funds rate......................................................................................26
         funded indebtedness.....................................................................................26
         GAAP....................................................................................................26
         guarantor...............................................................................................26
         insider.................................................................................................26
         insolvency action.......................................................................................27
         LIBO pre-margin rate....................................................................................27
         LIBOR loan..............................................................................................27
         AIM loan................................................................................................27
         money market rate.......................................................................................27
         most recent 4A.02 financial statements..................................................................27
         net income..............................................................................................27
         net worth...............................................................................................27
         pension plan............................................................................................27
         prime rate..............................................................................................28
         receivable..............................................................................................28
         reference rate..........................................................................................28
         related writing.........................................................................................28
         reportable event........................................................................................28
         RR loan.................................................................................................28
         short-term loan.........................................................................................28
         short-term note.........................................................................................28
         subject commitment......................................................................................28
         subject indebtedness....................................................................................28
         subject loan............................................................................................28
         subject note............................................................................................28
         subordinated............................................................................................29
         subsidiary..............................................................................................29
         supplemental schedule...................................................................................29
         term loan...............................................................................................29
         term note...............................................................................................29
         total liabilities.......................................................................................29
         wholly-owned............................................................................................29

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                                CREDIT AGREEMENT
                                ----------------

This Agreement is made as of December 30, 1994 by and between Preformed Line Products Company (BORROWER) and NATIONAL CITY BANK (BANK), a national banking association headquartered in Cleveland, Ohio:

                            I N T R O D U C T I O N:
                             - - - - - - - - - - - -

         WHEREAS, A. Borrower and Bank are parties to an agreement made as of July 22, 1981, as amended by an Amendment Agreement made as of July 22, 1984, and as further amended by a Second Amendment Agreement made as of July 2, 1987, pursuant to which Borrower has made its Term Note (the TERM NOTE), dated July 22, 1987, payable to the order of Bank in the principal sum of two million five hundred thousand dollars ($2,500,000), and evidencing a loan (the TERM loan) made by Bank to Borrower;

                 B. Borrower has made its Grid Note: Short-Term Loans (@ Base Rate or Fixed Rate) (the SHORT-TERM NOTE), dated June 15, 1994, payable to the order of Bank in the principal sum of seven million dollars ($7,000,000), and evidencing loans (each such loan, a SHORT-TERM LOAN) made by Bank to Borrower;

                 C. Borrower has requested that the short-term loans and the terns loan, to the extent outstanding on the date hereof, be continued outstanding as subject loans pursuant to the terms and conditions of this Agreement;

                 D. Borrower has requested Bank to agree, pursuant to the terms and conditions of this Agreement, to make, until, but not including, the expiration date, such other loans to Borrower as Borrower may from time to time request;

         THEREFORE, in consideration of the premises, in consideration of the mutual covenants herein contained, and, in the case of Bank, in reliance on the representations, warranties, and other statements made in or pursuant to this Agreement and the related writings, Borrower and Bank hereby agree as follows:

1A. CROSS-REFERENCE -- Certain terms are defined in section 9.

2A. SUBJECT COMMITMENT -- The basic terms of the subject commitment and the compensation therefor are as follows:

         2A.01 AMOUNT -- The amount of the subject commitment is fifteen million dollars ($15,000,000), but that amount may be reduced from time to time pursuant to subsection 2A.03 and the subject commitment may be terminated pursuant to section 5B.

         2A.02 TERM -- The subject commitments shall commence as of the date of this Agreement and shall remain in effect on a revolving basis until (but not including) December 31, 1997 (the EXPIRATION DATE) EXCEPT that a later expiration date may be established from time to time pursuant to subsection 2A.05 and EXCEPT that the subject commitments shall end in any event upon any earlier reduction thereof to zero pursuant to subsection 2A.03 or any earlier termination pursuant to section 5B.

         2A.03 OPTIONAL REDUCTIONS -- Borrower shall have the right, at all times and without the payment of any premium, to permanently reduce the amount of the subject commitments by giving Bank one (1) banking day's prior written notice of the amount of each such reduction and the effective date thereof subject, however, to the following:

                  (a) No such reduction shall reduce the subject commitments to a lesser aggregate amount than the sum of the aggregate unpaid principal balance of the fixed-rate loans then outstanding plus the aggregate unpaid principal balance o any fixed-rate loans to be obtained pursuant to any unfulfilled credit request under subsection 2B.02.

                  (b) Concurrently with each reduction Borrower shall prepay such part, if any, of the principal of the subject loans then outstanding as may be in excess of the amount of the subject commitments as so reduced. Subsection 2B.13 and section 6C shall apply to each such prepayment.

         2A.04 COMMITMENT FEE -- Borrower agrees to pay Bank a commitment fee

                  (a) based on the average daily difference between the amount of the subject commitments from time to time in effect and the aggregate unpaid principal balance of the subject loans then outstanding,

                  (b) computed (on the basis of a 360-day year and the actual number of days elapsed) at a rate of one-fifth of one percent (1/5%) per annum so long as the subject commitment remains in effect and

                  (c) payable in arrears on April 1, 1995 and on the first day of each July 1, October 1, January 1, and April 1 thereafter and at the end of the subject commitment.

         2A.05 EXTENSION OF SUBJECT COMMITMENTS -- Whenever Borrower furnishes its audited financial statements to Bank pursuant to clause (b) of subsection 3A.01, commencing with Borrower's audited financial statements for its fiscal year ending December 31, 1995, Borrower may request that the subject commitments be extended one year to the December 31 next following the expiration date then in effect. Bank agrees to give consideration to each such request; but in no event shall Bank be committed to extend the subject commitments, nor shall the subject commitments be so extended, unless and until both Borrower and Bank shall have executed and delivered an extension agreement substantially in the form of Exhibit C with the blanks appropriately filled.

2B. SUBJECT LOANS -- Bank agrees that so long as the subject commitment remains in effect Bank will, subject to the conditions of this Agreement, grant Borrower such subject loans as Borrower may from time to time request.



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         2B.01 SUBJECT NOTE --The subject loans shall be evidenced at all times by a subject note executed and delivered by Borrower, payable to the order of Bank in a principal amount equal to the dollar amount of the subject commitment as in effect at the execution and delivery of the subject note and being in the form and substance of Exhibit B with the blanks appropriately filled.

                  (a) Whenever Borrower shall obtain a subject loan, Bank shall endorse an appropriate entry on the subject note or make an appropriate entry in a loan account in Bank's books and records, or both. Each entry shall be prima facic evidence of the data entered; but such entries shall not be a condition to Borrower's obligation to pay.

                  (b) No holder of the subject note shall transfer the same or seek a judgment or file a proof of claim based thereon, without in each case first endorsing the subject note to reflect the true amount owing thereon.

         2B.02 CREDIT REQUESTS -- Except as provided in subsection 2B.

         Whenever Borrower desires to borrow pursuant to this Agreement, Borrower shall give Bank an appropriate notice (a CREDIT REQUEST) with such information as Bank may reasonably request. The credit request shall be irrevocable and shall (EXCEPT in the case of any obtained at the execution and delivery of this Agreement) be given to Bank not later than 12:00 noon Cleveland time

                  (a) on the banking day the proceeds of any requested RR loan or MM loan are to be disbursed to Borrower and

                  (b) on the third (3rd) banking day prior to the banking day on which the proceeds of any requested LIBOR loan are to be disbursed to Borrower.

         Each credit request shall be made either in writing or by telephone, PROVIDED that any telephone request shall be promptly confirmed in writing and Borrower shall assume the risk of misunderstanding.

         2B.03 CONDITION: NO DEFAULT -- Borrower shall not be entitled to obtain any subject loan if

                  (a) any default under this Agreement shall then exist or would thereupon begin to exist or

                  (b) if any representation, warranty, or other statement made by any person or entity (other than Bank) in any related writing (other than any financial statement) would, if made either as of the time of Borrower's request for that subject loan or when that loan is to be made, be untrue or incomplete in any respect.

         Each credit request, both when made and when honored, shall of itself constitute a continuing representation and warranty by Borrower that Borrower is entitled to obtain, and Bank is obligated to make, the requested subject loan.

         2B.04 CONDITION: PURPOSE -- Borrower shall not use the proceeds of any subject loan in any manner that would violate or be inconsistent with Regulation U or X of the Board of Governors of the Federal Reserve System; nor will it use any such proceeds for the purpose of financing the acquisition of any corporation or other business entity if the acquisition is publicly opposed by the latter's management and if Bank deems that its participation in the financing would involve it in a conflict of interest.

         2B.05 LOAN MIX -- The subject loans at any one time outstanding may consist of RR loans or LIBOR loans or MM loans or any combination thereof as Borrower may from time to time duly elect.

         2B.06 AMOUNT -- No subject loan shall be made if, after giving effect thereto, the aggregate unpaid principal balance of the subject loans would exceed the amount of the subject commitment then in effect. Each fixed-rate loan shall be in the principal sum of one million dollars ($1,000,000) or any greater amount (subject to the aforesaid limitations) that is an integral multiple of one hundred thousand dollars ($100,000).

         2B.07 CONTRACT PERIODS -- Each fixed-rate loan shall have applicable thereto a contract period to be duly elected by Borrower in the credit request therefor. Each contract period shall begin on the date the loan proceeds are to be disbursed and shall end on such date, not later than the expiration date, as Borrower may select subject, however, to the following:

                  (a) The contract period for each MM loan shall be subject to Bank's assent thereto and, if the contract period otherwise would end on a day not a banking day, it shall end on the next following banking day.

                  (b) The contract period for each LIBOR loan shall end one month or two or three or six months after the date of borrowing; PROVIDED, that

                           (1) if any such contract period otherwise would end on a day that is not a banking day, it shall end instead on the next following banking day unless that day falls in another calendar month, in which latter case the contract period shall end instead on the last banking day of the next preceding calendar month, and

                           (2) if the contract period commences on a day for which there is no numerical equivalent in the calendar month in which the contract period is to end, it shall end on the last banking day of that calendar month.

         2B.08 MATURITIES -- The stated maturity of each RR loan shall be the expiration date. The stated maturity of each fixed-rate loan shall be the last day of the contract period applicable thereto. In no event, however, shall the stated maturity of any subject loan be later than the expiration date.

         2B.09    ROLLOVER -- If

                  (a) prior to the expiration date any fixed-rate loan shall not be paid in full at the stated maturity thereof and

                  (b) Borrower shall have failed to duly give Bank a timely credit request in respect thereof, Borrower shall be deemed to have duly given Bank a timely credit request to obtain (and Bank shall accordingly make) a RR loan in a principal amount equal to the unpaid principal of the fixed-rate loan then due, the proceeds of which RR loan shall be applied to the payment in full of the fixed-rate loan then due; PROVIDED that no such RR. loan shall of itself constitute a waiver of any then-existing default under this Agreement.

         2B.10 INTEREST: RR LOANS -- The principal of and overdue interest on the RR loans shall bear interest payable in arrears on April 1, 1995 and the first day of each July, October January and April thereafter and at maturity and computed (in accordance with subsection 8.10)

                  (a) prior to maturity, at a fluctuating rate equal to the reference rate from time to time in effect and

                  (b) after maturity (whether occurring by lapse of time or by acceleration), at a fluctuating rate equal to the reference rate from time to time in effect plus two percent (2%) per annum, with each change in the reference rate automatically and immediately changing the rate thereafter applicable to the RR loans; PROVIDED, that in no event shall the rate applicable to the RR loans after the maturity thereof be less than the rate applicable thereto immediately after maturity.

         2B.11 INTEREST: FIXED-RATE LOANS -- The principal of and overdue interest on each fixed-rate loan shall bear interest computed (in accordance with subsection 8.10) and payable as follows:

                  (a) Prior to maturity each MM loan shall bear interest at a rate equal to the money market rate in effect at the start of the applicable contract period plus one-half of one percent (1/2%) per annum.

                  (b) Prior to maturity each LIBOR loan shall bear interest at a rate equal to the LIBO pre-margin rate in effect at the start of the applicable contract period plus one-half of one percent (1/2%) per annum.

                  (c) After maturity (whether occurring by lapse of time or by acceleration), each fixed-rate loan shall bear interest computed and payable in the same manner as in the case of RR loans EXCEPT that in no event shall any fixed-rate loan bear interest after maturity at a lesser rate than that applicable thereto immediately after maturity.

                  (d) Interest on each fixed-rate loan shall be payable in arrears on the last day of the contract period applicable thereto and at maturity and, in the case of any contract period having a longer term than

                           (i) ninety (90) days, in the case of any MM loan, shall also be payable every ninety (90) days after the first day of the contract period and

                           (ii) three months, in the case of any LIBOR loan, shall also be payable every three (3) months after the first day of the contract period.

         2B.12 DISBURSEMENT -- Bank shall, in the absence of Borrower's written instructions to the contrary, disburse the proceeds of each subject loan, in each case in immediately available funds, to Borrower's general checking account with Bank.

         2B.13 PREPAYMENTS -- Borrower may from time to time prepay the principal of the RR loans in whole or in part and may from time to time prepay the principal of any fixed-rate loan in whole or in part, subject to the following:

                  (a) Each prepayment of fixed-rate loans shall be applied solely to a single fixed-rate loan, shall aggregate one million dollars ($1,000,000) or any greater amount that is an integral multiple of one hundred thousand dollars ($100,000) or an amount equal to the then aggregate unpaid principal balance thereof.

                  (b) Each prepayment of the RR loans may be made without penalty or premium. Any prepayment of any fixed-rate loans (regardless of the reason for the prepayment) shall be subject to the payment of any indemnity required by section 6C.

                  (c) No prepayment shall of itself reduce the subject commitment.

                  (d) Concurrently with each prepayment of a fixed-rate loan, Borrower shall prepay the interest accrued on the prepaid principal.

         2B.14    FIXED-RATE: UNAVAILABILITY -- If at any time

                  (a) Bank shall determine that dollar deposits of the relevant amount for the relevant contract period are not available in the London interbank eurodollar market (in the case of LIBOR loans) or other market (in the case of MM loans) for the purpose of funding the fixed-rate loan in question, or

                  (b) Bank shall determine that circumstances affecting that market make it impracticable for Bank to ascertain the rate or rates applicable to fixed-rate loans,

then and in each such case Bank shall, by written notice to Borrower, suspend Borrower's right thereafter to obtain fixed-rate loans, which suspension shall remain in effect until such time, if any, as Bank may give written notice to Borrower that the condition giving rise to the suspension no longer prevails.

         2B.15 FIXED-RATE LOANS: ILLEGALITY -- If any governmental authority shall assert that it is unlawful for Bank to fund, make or maintain any fixed-rate loans,

                  (a) Bank shall give Borrower prompt written notice thereof and

                  (b) Borrower shall promptly pay in full the principal of and interest on the fixed-rate loan in question and make the reimbursement, if any, required by section 6C.

         2B.16 PRIOR LOANS -- Upon the execution and delivery of this Agreement, each of the prior loans outstanding on the date of this Agreement shall, subject to the terms and conditions of this Agreement, continue to be outstanding and shall be deemed an RR loan and shall bear interest accordingly until paid in full. Upon Borrowers' satisfaction of the conditions precedent set forth in section 4A, Bank shall return the short-term note and the term note, each marked "EXCHANGED", to Borrower.

3A. INFORMATION -- Borrower agrees that so long as the subject commitment remains in effect and thereafter until all the subject indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

         3A.01 FINANCIAL STATEMENTS -- Borrower will furnish to Bank

                  (a) as soon as available (and in any event within forty-five
                  (45) days after the end of each month of each of Borrower's fiscal years), balance sheets of the companies as at the end of that period and their statements of cash flow, income and surplus reconciliation for the year to the end of that period, all prepared (but unaudited) on a consolidated net equity basis, on a comparative basis with the prior year, in accordance with the accounting principles used in preparing Borrower's November 30, 1994 financial statements (released December 13, 1994) heretofore furnished by Borrower to Bank, and otherwise in form and detail reasonably satisfactory to Bank,

                  (b) as soon as available (and in any event within one hundred twenty (120) days after the end of each of Borrower's fiscal years), a complete copy of the annual audit report (including without limitation all financial statements of the companies therein and notes thereto) of Borrower for that year which shall be

                           (1) prepared on a consolidated basis, on a comparative basis with the prior year, in accordance with GAAP (EXCEPT as disclosed therein) and in form and detail reasonably satisfactory to Bank and

                           (2) certified (without qualification as to GAAP, except any qualification required as a result of the non-disclosure of certain segment information about Borrower's operations as required by Statement No. 14 of the Financial Accounting Standards Board) by Ernst & Young or other independent certified public accountants selected by Borrower and reasonably satisfactory to Bank,

                  (c) concurrently with each delivery of financial statements pursuant to clause (a) or (b), a certificate by Borrower's chief financial officer

                           (1) certifying that to the best of the officer's knowledge and belief, (A) those financial statements fairly present in all material respects the financial condition and results of operations of the companies in accordance with GAAP subject, in the case of interim financial statements, to routine year-end audit adjustments and (B) no default under this Agreement then exists or if any does, a brief description of the default and Borrower's intentions in respect thereof, and

                           (2) setting forth calculations indicating whether or not the companies are in compliance with the general financial standards of section 3B,

                  (d) promptly when filed (in final form) or sent, a copy of

                           (1) each registration statement, Form 10-K annual report, Form 10-Q quarterly report, Form 8-K current report or similar document, if any, filed by Borrower with the Securities and Exchange Commission (or any similar federal agency having regulatory jurisdiction over Borrower's securities) and

                           (2) each proxy statement, annual report, certificate, notice or other document sent by Borrower to the holders of any of its securities (or any trustee under any indenture which secures any of its securities or pursuant to which such securities are issued) and

                           (e) forthwith upon Bank's written request, such other information about the financial condition, properties and operations of the companies and their pension plans as that Bank may from time to time reasonably request.

         3A.02 NOTICE -- Borrower will cause its chief financial officer, or in his absence another officer designated by Borrower, to give Bank prompt written notice whenever any responsible officer of any company

                  (a) reasonably believes (or receives notice from any governmental agency alleging) that any reportable event has occurred in respect of any pension plan or that any company has become in material non-compliance with any law or governmental order referred to in subsection 3C.06 if non-compliance therewith would materially and adversely affect the financial condition, operations or properties of the companies on a consolidated basis,

                  (b) receives from the Internal Revenue Service or any other federal, state or local taxing authority any allegation of any default by any company in the payment of any tax that is material in amount or notice of any assessment in respect thereof,

                  (c) learns there has been brought against any company before any court, administrative agency or arbitrator any litigation or proceeding which, if successful, might have a material, adverse effect on the financial condition, operations or properties of the companies on a consolidated basis,

                  (d) reasonably believes that any representation, warranty, or other statement made by any person or entity (other than Bank) in any related writing (other than any financial statement) would, if made as of the time in question, be untrue or incomplete in any material respect or

                  (e) reasonably believes that there has occurred or begun to exist any other event, condition or thing that likely may have a material, adverse effect on the financial condition, operations or properties of the companies viewed on a consolidated basis.

3B. GENERAL FINANCIAL STANDARDS -- Borrower agrees that so long as the subject commitments remain in effect and thereafter until all of the subject indebtedness shall have been paid in full, Borrower will observe each of the following:

         3B.01 NET WORTH -- Borrower will not suffer or permit the consolidated net worth (exclusive of the cumulative foreign currency translation adjustment component thereof as reflected in Borrower's financial statements) of the companies at any time to be less than sixty million dollars ($60,000,000).

         3B.02 LEVERAGE -- Borrower will not suffer or permit

                  (a) the total liabilities of the companies at any time to exceed an amount equal to seventy-five percent (75%) of the net worth of the companies, all as determined on a consolidated basis, or

                  (b) the total liabilities of Borrower (including only those of Borrower and excluding those of its subsidiaries) at any time to exceed an amount equal to fifty-two percent (52%) of Borrower's net worth.

         3B.03 WORKING CAPITAL -- Borrower will not suffer or permit

                  (a) the companies' current assets, as determined on a consolidated basis, less the companies' current liabilities, as determined on a consolidated basis, at any time to fall below eighteen million dollars ($18,000,000) or

                  (b) Borrower's current assets (exclusive of those of its subsidiaries) less Borrower's current liabilities (exclusive of those of its subsidiaries) at any time to fall below thirteen million dollars ($13,000,000).

         3B.04 PRETAX INTEREST COVERAGE -- Borrower will not suffer or permit the aggregate, determined as of the last day each fiscal year (commencing with the present fiscal year), of

                  (a) the net income of the companies for that fiscal year plus

                  (b) the aggregate interest expense of the companies for that fiscal year plus

                  (c) the aggregate federal, state and local income taxes of the companies for that fiscal year to be less than an amount equal to three hundred percent (300%) of the aggregate interest expense of the companies for that fiscal year, all as determined on a consolidated basis.

3C. AFFIRMATIVE COVENANTS -- Borrower agrees that so long as the subject commitments remain in effect and thereafter until all of the subject indebtedness shall have been paid in full, Borrower will perform and observe, and will cause each subsidiary to perform and observe, each of the following provisions on their respective parts to be complied with, namely:

         3C.01 TAXES -- Each company will pay in full

                  (a) prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and

                  (b) prior in each case to the date the claim would become delinquent for non-payment, all other lawful claims (whatever their kind or nature);

         PROVIDED, that no item need be paid so long as and to the extent that it is contested in good faith and by timely and appropriate proceedings which are effective to stay enforcement thereof as well as the imposition of any lien or charge upon its property.

         3C.02 FINANCIAL RECORDS -- Each company will at all times keep true and complete financial records in accordance with GAAP and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities. Each fiscal year of each company shall commence on January 1 of a calendar year and conclude on December 31 of the same calendar year.

         3C.03 VISITATION -- Each company will permit Bank at all reasonable times, upon reasonable advance notice, except in the case of an emergency,

                  (a) to visit and inspect that company's properties and examine its financial records and to make copies of and extracts from such records and

                  (b) to consult with that company's directors, officers, employees (with an officer of the company present, provided that the company shall furnish such an officer promptly after receipt of the aforementioned advance notice), accountants, actuaries, trustees and plan administrators in respect of its financial condition, properties and operations and the financial condition of its pension plans, each of which parties is hereby authorized to make such information available to Bank to the same extent that it would to that company.

         3C.04 INSURANCE -- Each company will

                  (a) keep itself and all of its insurable properties insured at all times to such extent, with such deductibles, by such insurers and against such hazards and liabilities as is generally and prudently done by other business enterprises respectively similar to the companies and

                  (b) forthwith upon Bank's written request, cause an appropriate officer to deliver to each of Bank a certificate setting forth, in form and detail satisfactory to Bank, such information about that insurance, all as Bank may from time to time reasonably request.

         3C.05 CORPORATE EXISTENCE -- Each company will at all times maintain its corporate existence, rights and franchises; PROVIDED, that this subsection shall not prevent any dissolution and liquidation of any subsidiary or any merger or consolidation permitted by subsection 3D.01.

         3C.06 COMPLIANCE WITH LAW -- Each company will comply with all laws (whether federal, state or local and whether statutory, administrative or judicial or other) and with every lawful governmental order (whether administrative or judicial) and will, without limiting the generality of the foregoing,

                  (a) use and operate all of its facilities and properties in material compliance with all environmental laws and handle all hazardous materials in material compliance therewith; keep in full effect each permit, approval, certification, license or other authorization required by any environmental law for the conduct of any material portion of its business; and comply in all other material respects with all environmental laws;

                  (b) make a full and timely payment of premiums required by ERISA and perform and observe all such further and other requirements of ERISA such that no default under ERISA shall occur or begin to exist and

                  (c) comply with all material requirements of all occupational health and safety laws;

         PROVIDED, that this subsection shall not apply to any of the foregoing

                  (i) if and to the extent that the same shall be contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which appropriate reserves shall have been established or

                  (ii) in any other case so long as no default under this agreement would occur or begin to exist if the maximum liability of all such items (including, without limitation, those referred to in clause (i)) were reflected in Borrower's consolidated balance sheet as a current liability.

         3C.07 PROPERTIES -- Each company will maintain all fixed assets necessary to its continuing operations in good working order and condition, ordinary wear and tear excepted.

3D. NEGATIVE COVENANTS -- Borrower agrees that so long as the subject commitments remain in effect and thereafter until all of the subject indebtedness shall have been paid in full, Borrower will observe, and will cause each subsidiary to observe, each of the following provisions on their respective parts to be complied with, namely:

         3D.01 EQUITY TRANSACTIONS -- No company will

                  (a) be a party to any merger or consolidation, PROVIDED, that if no default under this agreement shall then exist and if none would thereupon begin to exist, this clause (a) shall not apply to any merger or consolidation involving only subsidiaries, any merger involving Borrower in which Borrower is the surviving corporation, or any dissolution and liquidation of a subsidiary, or

                  (b) lease as lessor, sell, sell-leaseback or otherwise transfer (whether in one transaction or a series of transactions) all or any substantial part of its fixed assets EXCEPT chattels that shall have become obsolete or no longer useful in its present business.

         3D.02 CREDIT EXTENSIONS -- No company will

                  (a) make or keep any investment in any notes, bonds or other obligations of any kind for the payment of money or make or have outstanding at any time any advance or loan to anyone or

                  (b) be or become a guarantor of any kind;

         PROVIDED, that this subsection shall not apply to

                  (i) any existing or future advance made to an officer or employee of any company solely for the purpose of paying ordinary and reasonable business expenses of that company,

                  (ii) any existing or future investment in direct obligations of the United States of America or any agency thereof, in certificates of deposit issued by Bank, or in any other money-market investment if it carries the highest quality rating of any nationally-recognized rating agency, PROVIDED, that no investment permitted by this clause (ii) shall mature more than ninety (90) days after the date when made,

                  (iii any existing investment, advance, loan or guaranty fully disclosed in Borrower's most recent 4A.02 financial statements or in the supplemental schedule,

                  (iv) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business,

                  (v) any existing or future investment, advance or loan, PROVIDED that after giving effect thereto the aggregate amount of all investments, advances and loans

                  (exclusive of investments, advances and loans permitted under clauses (i), (ii) and (iii) of this subsection 3D.02) made by any one or more of the companies would not at any time exceed an amount equal to fifteen million dollars ($15,000,000),

                  (vi) any existing or future guaranty by a company of any liability owing by another company, or

                  (vii) any existing or future guaranty, PROVIDED that after giving effect thereto, the maximum aggregate amount of all liabilities incurred by any one or more of the companies pursuant to any one or more guaranties (exclusive of guaranties permitted by clauses (iii), (iv) and (vi) of this subsection 3D.02) would not at any time exceed an amount equal to ten million dollars ($10,000,000).

         3D.03 LIENS, LEASES -- No company will

                  (a) ease any property as lessee or acquire or hold any property subject to any land contract, inventory consignment or other title retention contract,

                  (b) ell or otherwise transfer any receivables, whether with or without recourse, except for any sale of receivables classified as bad debts in accordance with GAAP and which, in the aggregate, are in an amount that is immaterial in relation to the seller's aggregate receivables, or

                  (c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, lien or financing statement;

         PROVIDED, that this subsection shall not apply to

                  (i) any tax lien, or any lien securing workers' compensation or unemployment insurance obligations, or any mechanic's, carrier's or landlord's lien, or any lien arising under ERISA, or any security interest arising under article four (Bank deposits and collections) or five (letters of credit) of the Uniformly Commercial Code, or any similar security interest or other lien, EXCEPT that this clause (i) shall apply only to security interests and other liens arising by operation of law (whether statutory or common law) and in the ordinary course of business and shall not apply to any security interest or other lien that secures any indebtedness for borrowed money or any Guaranty thereof or any obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question),

                  (ii) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any of the property in question,

                  (iii) any lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license, EXCEPT that this clause (iii) shall not apply to any lien or deposit securing an obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question),

                  (iv) any mortgage, security interest or other lien securing only the subject indebtedness,

                  (v) any mortgage, security interest, capitalized lease, or other lien (each, a "purchase money security interest") which is created or assumed in purchasing, constructing or improving any real property or equipment or to which any such property is subject when purchased, PROVIDED, that (A) the purchase money security interest shall be confined to the aforesaid property, (B) the indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement and (C) any such indebtedness, if repaid in whole or in part, cannot be reborrowed,

                  (vi) any lease other than any capitalized lease (it being agreed that a capitalized lease is a lien rather than a lease for the purposes of this Agreement),

                  (vii) any mortgage, security interest or other lien which (A) is fully disclosed in Borrower's most recent 4A.02 financial statements or in the supplemental schedule and (B) secures only indebtedness that is fully disclosed in Borrower's most recent 4A.02 financial statements or in the supplemental schedule or any renewal or refinancing of any such indebtedness if and to the extent that the renewal or refinancing does not increase the then amount of the indebtedness renewed or refinanced,

                  (viii) any mortgage, security interest or other lien (other than any purchase money security interest) which encumbers any fixed asset of any corporation or other business entity that is not a subsidiary on the date of this Agreement but which becomes, by acquisition, a subsidiary of any company after the date of this Agreement, but only if (A) the mortgage, security interest or other lien in question encumbered the fixed asset in question at the time such subsidiary is acquired and (B) the aggregate amount of all indebtedness secured by mortgages, security interests and other liens permitted by this clause
                  (viii) does not at any time exceed an amount equal to five million dollars ($5,000,000) (or the equivalent thereof if not denominated in U.S. dollars) at any one time outstanding,

                  (ix) any mortgage, security interest or other lien not otherwise permitted under his subsection 3D.03 provided that the aggregate amount of all indebtedness secured by mortgages, security interests and other liens permitted by this clause
                  (ix) does not at any time exceed an amount equal to two million dollars

                  ($2,000,000) (or the equivalent thereof if not denominated in U. S. dollars) at any one time outstanding, or

                  (viii) any financing statement perfecting a security interest that would be permissible under this subsection.

         3D.04 DIVIDENDS -- Borrower will not make or commit itself to make any distribution to its shareholders at any time if any default under this agreement shall then exist or would thereupon occur, nor will Borrower at any time make any distribution other than any dividend payable solely in cash.

4A. CLOSING -- Prior to or at the execution and delivery of this Agreement Borrower shall have complied or caused compliance with each of the following:

         4A.01 SUBJECT NOTE --Borrower shall have executed and delivered a subject note to Bank in accordance with subsection 213.01.

         4A.02 FINANCIAL STATEMENTS -- Borrower shall have furnished to Bank at least one true and complete copy of each of the following: Borrower's annual audit report (including, without limitation, all financial statements therein and notes thereto and the accompanying accountants' certificate) prepared as at December 31, 1993 and annual audit reports for each of Borrower's two next preceding fiscal years (each having been certified by Ernst & Young) and Borrower's unaudited interim financial statements prepared as at November 30, 1994. 4A.03 DOCUMENTATION FEE -- Borrower shall pay Bank a documentation fee of five thousand dollars ($5000).

4B. WARRANTIES -- Subject only to such exceptions, if any, as may be set forth in the supplemental schedule or in Borrower's most recent 4A.02 financial statements, Borrower represents and warrants as follows:

         4B.01 EXISTENCE -- Borrower is a duly organized and validly existing Ohio corporation in good standing. Exhibit D sets forth, as of the date of this Agreement, the name of each of Borrower's subsidiaries, the address of its chief executive office and the jurisdiction in which it is incorporated. Each subsidiary is a duly organized and validly existing corporation in good standing where incorporated, and all of its outstanding stock is fully paid and non-assessable and owned by Borrower free from any security interest, option, equity or other right of any kind except to the extent, if any, set forth in Exhibit D. Each company is duly qualified to transact business in each state or other jurisdiction in which it owns or leases any real property or in which the nature of the business conducted makes such qualification necessary or, if not so qualified, such failure to qualify will have no material adverse effect upon the financial condition of the companies and their ability to transact business, all on a consolidated basis.

         4B.02 GOVERNMENTAL RESTRICTIONS -- No registration with or approval of any governmental agency of any kind is required on the part of any company for the due execution and delivery or for the enforceability of this Agreement or any related writing.

         4B.03 CORPORATE AUTHORITY -- Borrower has requisite corporate power and authority to enter into this Agreement and to obtain subject loans in accordance with this Agreement. Each officer executing and delivering this Agreement or any related writing on behalf of Borrower has in each case been duly authorized by that company to do so. Neither any such execution and delivery nor any performance and observance by Borrower of such of the respective provisions of this Agreement and those related writings as are on its part to be complied with will violate any existing provision in its articles of incorporation, regulations or by-laws or any applicable law or violate or otherwise constitute a default under any contract or other obligation now existing and binding upon Borrower. This Agreement and each such related writing will, upon the execution and delivery thereof, become a valid and binding obligation enforceable against Borrower subject, however, to any applicable insolvency or Bankruptcy law and general principles of equity.

         4B.04 LITIGATION -- No litigation or proceeding is pending against any company before any court, administrative agency or arbitrator which could reasonably be expected to, if successful, have a material adverse effect on the companies on a consolidated basis.

         4B.05 TAXES -- Each company has filed all federal, state and local tax returns which are required to be filed by it and paid all taxes due as shown thereon (EXCEPT to the extent, if any, permitted by subsection 3C.01). The Internal Revenue Service has audited Borrower's tax returns through the year ended December 31, 1989, and, as of the date of this Agreement, is in the process of auditing Borrower's tax returns through the year ended December 31, 1992, and has not alleged any material default by any company in the payment of any tax material in amount or threatened to make any assessment in respect thereof which has not been reflected in Borrower's most recent 4A.02 financial statements.

         4B.06 TITLE -- The companies have good and marketable title to all assets reflected in Borrower's most recent 4A.02 financial statements EXCEPT for changes resulting from transactions in the ordinary course of business. All such assets are clear of any mortgage, security interest or other lien of any kind other than any permitted by subsection 3D.04.

         4B.07 LAWFUL OPERATIONS -- Except if and to the extent that non-compliance would not have a material adverse effect on the financial condition, operations or properties of the companies on a consolidated basis, each company's operations have at all relevant times been and continue to be in compliance with all requirements imposed by law, whether federal, state or local, whether statutory, regulatory or other, including (without limitation) ERISA, all environmental laws and occupational safety and health laws and all zoning ordinances. Without limiting the generality of the foregoing,

                  (a) no condition exists at, on or under any facility or other property now or previously owned by any company which would give rise to any material liability under any environmental law; and no company has received any notice from any governmental agency, court or anyone else to the effect that
                  (i) such company is a potentially responsible party for any clean-up of any environmental waste site, the cost of which clean-up would be material, (ii) such company is in material violation of any environmental permit or law or (iii) any property at any time owned or operated by that company has been placed on any registry of solid or hazardous waste disposal site, unless the placement of that property on such registry is unlikely to result in a material liability on the part of that company; and

                  (b) no material accumulated funding deficiency exists in respect of any of the companies' pension plans; and no reportable event has occurred in respect of any such plan which is continuing and which constitutes grounds either for termination of the plan or for court appointment of a trustee for the administration thereof.

         4B.08 INSURANCE -- The companies' insurance coverage complies with the standards set forth in subsection 3C.04.

         4B.09 FINANCIAL STATEMENTS -- Each of the financial statements referred to in subsection 4A.02 has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used by it during its then next preceding full fiscal year EXCEPT to the extent, if any, specifically noted therein and fairly presents in all material respects (subject to routine year-end audit adjustments in the case of the unaudited financial statements) the consolidated financial condition of the companies as of the date thereof (including a full disclosure of material contingent liabilities, if any) and the consolidated results of their operations, if any, for the fiscal period then ending. There has been no material adverse change in the financial condition, properties or business of the companies viewed on a consolidated basis since the date of Borrower's most recent 4A.02 financial statements nor any change in their accounting procedures since the end of Borrower's latest full fiscal year covered by those statements.

         4B.10 DEFAULTS -- No default under this agreement exists, nor will any exist immediately after the execution and delivery of this Agreement.

5A. EVENTS OF DEFAULT -- Each of the following shall constitute an event of default hereunder:

         5A.01 PAYMENTS -- If (a) any debt (other than any principal of any subject loan or any debt payable on demand), including, without limitation, any subject indebtedness, shall not be paid in full promptly when the same becomes due and shall remain unpaid for ten (10) consecutive days thereafter, (b) any principal of any subject loan shall not be paid in full promptly when the same becomes due or (c) any debt payable on demand shall not be paid in full promptly within ten
         (10) consecutive days after any actual demand for payment therefor.

         5A.02 WARRANTIES -- If any representation, warranty or statement made in this Agreement or in any related writing referred to in subsection 4A shall be false or erroneous in any material respect; or if any representation, warranty or statement hereafter made by or on behalf of any company in any related writing not referred to in section 4A shall be false or erroneous in any material respect.

         5A.03 COVENANTS WITHOUT GRACE -- If any company shall fail or omit to perform or observe any provision in sections 3A, 3B or 3D or in subsections 3C.02, 3C.03 or 3C.05.

         5A.04 COVENANTS WITH GRACE -- If anyone (other than Bank) shall fail or omit to perform and observe any agreement (other than those referred to in subsections 5A.01 or 5A.03) contained in this Agreement or any related writing that is on its part to be complied with, and that failure or omission shall not have been fully corrected within thirty
         (30) days after the giving of written notice to Borrower by Bank that it is to be remedied.

         5A.05 CROSS-DEFAULT -- If any indebtedness (other than the subject indebtedness) of any company for borrowed money (regardless of maturity) or any of its funded indebtedness shall be or become "in default" (as defined below) EXCEPT any indebtedness if and only so long as the aggregate unpaid principal balance of all such indebtedness in default does not exceed five million dollars ($5,000,000) at any one time outstanding. In this subsection, ` fa t means that (a) there shall have occurred (or shall exist) in respect of the indebtedness in question (either as in effect at the date of this Agreement or as in effect at the time in question) any event, condition or other thing which constitutes, or which with the giving of notice or the lapse of any applicable grace period or both would constitute, a default which accelerates (or permits any creditor or creditors or representative or creditors to accelerate) the maturity of any such indebtedness; or (b) any such indebtedness (other than any payable on demand) shall not have been paid in full at its stated maturity; or (c) any such indebtedness payable on demand shall not have been paid in full within ten (10) banking days after any actual demand for payment.

         5A.06 JUDGMENTS/ERISA DEFAULTS -- If at any time (a) the aggregate of all undischarged final judgments (excluding any judgments the execution of which, on the date of determination, are effectively stayed) against the companies or any thereof for the payment of money shall exceed an amount equal to five million dollars ($5,000,000), or (b) the aggregate of all liabilities of the companies or any thereof arising from defaults under ERISA, shall exceed an amount equal to five million dollars ($5,000,000).

         5A.07 OWNERSHIP -- If any person or group of persons (as those terms are defined in sections 13 and 14 of the Securities Exchange Act of 1934, as amended), other than those persons identified as officers or directors of Borrower in Borrower's 1993 annual report (or their respective immediate family members, heirs, devisees, legatees, or trusts for the benefit of any of the foregoing), shall at any time have or acquire beneficial ownership (within the meaning of Rule 13d 3 promulgated by the Securities and Exchange Commission under the aforementioned act) of shares constituting fifty percent (50%) or more of the outstanding equity securities of Borrower.

         5A.08 SOLVENCY -- If (a) any company shall discontinue operations, or
         (b) any company shall commence any insolvency action of any kind or admit (by answer, default or otherwise) the material allegations of, or consent to any relief requested in, any insolvency action of any kind commenced against that company by its creditors or any thereof, or (c) any creditor or creditors shall commence against any company any insolvency action of any kind which shall remain in effect (neither dismissed nor stayed) for thirty (30) consecutive days.

5B. EFFECTS OF DEFAULT -- Notwithstanding any contrary provision or inference in this Agreement or in any related writing:

         5B.01 OPTIONAL DEFAULTS -- If any event of default referred to in subsection 5A.01 through 5A.07, both inclusive, shall occur and be continuing, Bank shall have the right in its discretion, by giving written notice to Borrower,

                  (a) to terminate the subject commitment (if not already expired or reduced to zero pursuant to section 2A or terminated pursuant to this section) and Bank shall have no obligation thereafter to grant any subject loan to Borrower, and

                  (b) to accelerate the maturity of all of Borrower's debt to Bank (other than debt, if any, already due and payable), and all such debt shall thereupon become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

         5B.02 AUTOMATIC DEFAULTS -- If any event of default referred to in subsection 5A.08 shall occur,

                  (a) the subject commitment shall automatically and immediately terminate (if not already expired or reduced to zero pursuant to section 2A or terminated pursuant to this section) and Bank shall have no obligation thereafter to grant any subject loan to Borrower, and

                  b all of Borrower's debt to Bank other than debt if an alread due and payable) shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

         5B.03 OFFSETS -- If there shall occur or exist any default under this Agreement referred to in subsection 5A.08, then, so long as that default under this Agreement exists, Bank shall have the right at any time to set off against and to appropriate and apply toward the payment of the subject indebtedness then owing to it, whether or not the same shall then have matured, any and all deposit balances then owing by Bank to or for the credit or account of Borrower, all without notice to or demand upon Borrower, all such notices and demands being hereby expressly waived.

6A. INDEMNITY: STAMP TAXES -- Borrower will pay all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of the issuance of the subject indebtedness.

6B. INDEMNITY: GOVERNMENTAL COSTS/FIXED-RATE LOANS -- If

         (a) there shall be introduced or changed any treaty, statute, regulation or other law, or there shall be made any change in the interpretation or administration thereof, or there shall be made any request from any central bank or other lawful governmental authority, the effect of any of which events shall be to (1) impose, modify or deem applicable any reserve or special deposit requirements against assets held by or deposits in or loans by any national banking association (whether or not applicable to Bank) or by Bank or (2) subject Bank to any tax, duty, fee, deduction or withholding or (3) change the basis of taxation of payments due to Bank from Borrower (otherwise than by a change in taxation of Bank's overall net income) or (4) impose on Bank any penalty in respect of any fixed-rate loans and

         (b) in Bank's sole opinion any such event (1) increases (or, if the event were applicable to Bank, would increase) the cost of making, funding or maintaining any fixed-rate loan or (2) reduces the amount of any payment to be made to Bank in respect of the principal or interest on any fixed-rate loan or other payment under this Agreement, then and, in each such case, Borrower shall, within fifteen (15) days of Bank's demand, pay Bank an amount equal to each such cost increase or reduced payment, as the case may be.

6C. INDEMNITY: FUNDING COSTS -- Borrower agrees to indemnify Bank against any loss relating in any way to its funding of any fixed-rate loan paid before its stated maturity (whether a prepayment or a payment following any acceleration of maturity) and to pay Bank, as liquidated damages for any such loss, an amount (discounted to the present value in accordance with standard financial practice at a rate equal to the treasury yield) equal to interest computed on the principal payment from the payment date to the respective stated maturities thereof at a rate equal to the difference of the contract rate less the treasury yield, all as determined by Bank in its reasonable discretion. TREASURY YIELD means the annual yield on direct obligations of the United States having a principal amount and maturity similar to that of the principal being paid.

6D. CREDIT REQUESTS -- Whenever Borrower shall revoke any credit request for a fixed-rate loan, or shall for any other reason fail to borrow pursuant thereto or otherwise comply therewith, or shall fail to honor any prepayment notice, then, in each case on Bank's demand, Borrower shall pay Bank such amount as will compensate it for any loss, cost or expense incurred by it by reason of its liquidation or reemployment of deposits or other funds.

6E. INDEMNITY: UNFRIENDLY TAKEOVERS -- Borrower agrees to indemnify Bank and hold Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not Bank shall be designated a party thereto) which may be incurred by Bank relating to or arising out of any actual or proposed use of proceeds of the subject loans in connection with the financing of an acquisition of any corporation or other business entity, PROVIDED that Bank shall have no right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

6F. INDEMNITY: CAPITAL REQUIREMENTS -- If

         (a) at any time any governmental authority shall require National City Corporation or Bank, whether or not the requirement has the force of law, to maintain, as support for the subject commitment, capital in a specified minimum amount that either is not required or is greater than that required at the date of this Agreement, whether the requirement is implemented pursuant to the "risk-based capital guidelines" (published at 12 CFR 3 in respect of "national banking associations", 12 CFR 208 in respect of "state member banks" and 12 CFR 225 in respect of "bank holding companies") or otherwise, and

         (b) as a result thereof the rate of return on capital of National City Corporation or Bank or both (taking into account their then policies as to capital adequacy and assuming full utilization of their capital) shall be directly or indirectly reduced by reason of any new or added capital thereby allocable to the subject commitment, then, and in each such case, Borrower shall, within fifteen (15) days of Bank's demand, pay Bank as an additional fee such amounts as will in Bank's reasonable opinion reimburse National City Corporation and Bank for any such reduced rate of return.

6G. INDEMNITY: COLLECTION COSTS -- If any event of default shall occur and shall be continuing, Borrower will pay Bank such further amounts, to the extent permitted by law, as shall cover Bank's costs and expenses (including, without limitation, the reasonable fees, interdepartmental charges and disbursements of its counsel) incurred in collecting the subject indebtedness or in otherwise enforcing its rights and remedies in respect thereof.

6H. CERTIFICATE FOR INDEMNIFICATION -- Each demand by Bank: for payment pursuant to section 6A, 613, 6C, 6D, 6E, 6F or 6G shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall be presumed to be correct in the absence of manifest error. In determining the amount of any such payment, Bank may use reasonable averaging and attribution methods.

7. PARTICIPATION -- Bank shall have the right at any time and from time to time to sell to any person participations in all or part of the subject loans and the related writings and this Agreement or any thereof. The provisions of sections 6A, 6B, 6C, 6D, 6E, 6F and 6G shall inure to the benefit of each purchaser of a participation, provided that each such participant shall look solely to the seller of its participation for those benefits and Borrower's liabilities, if any, under any of sections 6A, 613, 6C, 6D, 6E, 6F and 6G shall not be increased as a result of the sale of any such participation. In addition to, and not in limitation of, the foregoing, each such participant shall have the right of setoff in respect of its beneficial interest in amounts owing under the related writings and this Agreement or any thereof to the same extent as if the participant's beneficial interest were a legal interest.

8. INTERPRETATION -- This Agreement and the related writings shall be governed by the following provisions:

         8.01 WAIVERS -- Bank may from time to time in its discretion grant Borrower waivers and consents in respect of this Agreement or any related writing or assent to amendments thereof, but no such waiver, consent or amendment shall be binding upon Bank unless specifically granted by Bank in writing, which writing shall be strictly construed. Without limiting the generality of the foregoing, Borrower agrees that no course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power or privilege may be exercised either independently or concurrently with others and as often and in such order as Bank may deem expedient.

         8.02 CUMULATIVE PROVISIONS -- Each right, power or privilege specified or referred to in this Agreement or any related writing is in addition to and not in limitation of any other rights, powers and privileges that Bank may otherwise have or acquire by operation of law, by other contract or otherwise.

         8.03 BINDING EFFECT -- The provisions of this Agreement and the related writings shall bind and benefit Borrower and Bank and their respective successors and assigns, including each subsequent holder, if any, of the subject notes or any thereof; PROVIDED, that no person or entity other than Borrower may obtain subject loans; and PROVIDED, further, that neither any holder of any subject note or assignee of any subject loan, whether in whole or in part, shall thereby become obligated thereafter to grant Borrower any subject loan.

         8.04 SURVIVAL OF PROVISIONS -- All representations and warranties made in or pursuant to this Agreement or any related writing shall survive the execution and delivery of this Agreement and the subject notes. The provisions of sections 6A, 613, 6C, 6D, 6E and 6F shall survive the payment of the subject indebtedness.

         8.05 IMMEDIATE U.S. FUNDS -- Any reference to money is a reference to lawful money of the United States of America which, if in the form of credits, shall be in immediately available funds.

         8.06 CAPTIONS -- The several captions to different sections and subsections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions thereof.

         8.07 SUBSECTIONS -- Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point) EXCEPT where the context clearly does not so permit.

         8.08 ILLEGALITY -- If any provision in this Agreement or any related writing shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

         8.09 OHIO LAW -- This Agreement and the related writings and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by internal Ohio law.

         8.10 INTEREST/FEE COMPUTATIONS -- All interest and all fees for any given period shall accrue on the first day thereof but not on the last day thereof and in each case shall be computed on the basis of a 360-day year and the actual number of days elapsed.

         In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by 1aw.

         8.11 NOTICE -- A notice to or request of Borrower shall be deemed to have been given or made under this Agreement or any related writing either upon the delivery of a writing to that effect (either in person or by transmission of a telecopy) to an officer of Borrower or five (5) days after a writing to that effect shall have been deposited in the United States mail and sent, with postage prepaid, by registered or certified mail, properly addressed to Borrower (Attention: chief financial officer). No other method of actually giving actual notice to or making a request of Borrower is hereby precluded. Every notice required to be given to Bank pursuant to this Agreement or any related writing shall be delivered (either in person or by transmission of a telecopy) to an account officer of Bank. A notice or request by mail is properly addressed to a party when addressed to it at the address set forth opposite its signature below or at such other address as that party may furnish to each of the others in writing for that purpose. A telecopy is transmitted to a party when transmitted to the telecopy number set forth opposite that party's signature below (or at such other telecopy number as that party may furnish to the other in writing for that purpose).

         8.12 ACCOUNTING TERMS -- Any accounting term used in this Agreement shall have the meaning ascribed thereto by GAAP subject, however, to such modification, if any, as may be provided by section 9 or elsewhere in this Agreement.

         8.13 ENTIRE AGREEMENT -- This Agreement and the related writings referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

         8.14 WAIVER OF JURY TRIAL -- The parties acknowledge and agree that any controversy that may arise under this Agreement and the related writings would involve difficult and complex issues and therefore agree that any law suit growing out of or incidental to any such controversy will be tried in a court of competent jurisdiction by a judge sitting without a jury.

         8.15 LATE CHARGE; APPLICATION OF PAYMENTS -- If Borrower fails to pay any amount due hereunder, or any fee in connection herewith, in full within ten (10) days after its due date, Borrower will, in each case, incur and shall pay a late charge equal to the greater of twenty dollars ($20.00) or five percent (5%) of the unpaid amount. The payment of a late charge will not cure or constitute a waiver of any event of default under this Agreement. Except as otherwise agreed in writing, payments will be applied first to accrued but unpaid interest and fees, in that order, on an invoice by invoice basis in the order of their respective due dates, until paid in full, then to late charges and then to principal.

         8.16 CONFIDENTIALLY -- Bank agrees that if that it obtains, pursuant to subsection 3C.03, any information not otherwise in Bank's possession, Bank will not disclose the information so obtained; PROVIDED that nothing contained in this subsection 8.16 shall prohibit Bank from disclosing any such information (a) to persons employed by Bank, (b) to persons retained by Bank, including, without limitation, accountants, attorneys, auditors, and other advisors and consultants, provided that any such other advisor or consultant to whom disclosure is made pursuant to this clause (b) agrees to be bound by the provisions of this subsection 8.16, (c) to any actual or prospective participant or assignee of all or part of Bank's rights arising out of or in connection with the related writings and this Agreement or any thereof, provided that the person to whom disclosure is made pursuant to this clause (c) agrees to be bound by the provisions of this subsection 8.16, (d) upon the demand, order or request of any court or administrative agency or other regulatory authority, whether or not such demand, order or request has the force and effect of law, (e) to anyone. if it shall have been already publicly disclosed other than in contravention of this subsection 8.16, and (f) as may be required by subpoena or other legal process, or in connection with the exercise of
         an)- right or remedy under this Agreement or any related writing.

9. DEFINITIONS -- As used in this Agreement and in the related writings, EXCEPT where the context clearly requires otherwise,

         ACCOUNT OFFICER means that officer who at the time in question is designated by Bank as the officer having primary responsibility for giving consideration to Borrower's requests for credit or, in that officer's absence, that officer's immediate superior or any other officer who reports directly to' that superior officer;

         ACCUMULATED FUNDING DEFICIENCY shall have the meaning ascribed thereto in section 302(a)(2) of ERISA;

         AGREEMENT means this Agreement and includes each amendment, if any, to this Agreement;

         BANK is defined in the first paragraph of this Agreement;

         BANKING DAY means (a) in the case of a LIBOR loan, a day on which banks in the London Interbank Market deal in United States dollar deposits and on which banking institutions are generally open for domestic and international business in Cleveland, Ohio and in New York City and (b) in any other case, any day other than a Saturday or a Sunday or a public holiday or other day on which banking institutions in Cleveland, Ohio, are generally closed and do not conduct a general banking business;

         BORROWER is defined in the first paragraph of this Agreement;

         COMPANY refers to Borrower or to a subsidiary of Borrower, as the case may be;

         CONTRACT PERIOD is defined in subsection 213.07;

         CREDIT REQUEST means a request made pursuant to subsection 213.02;

         CURRENT ASSETS means the net book value of all such assets (after deducting applicable reserves, if any, and without consideration to any reappraisal or write-up of assets) as determined in accordance with GAAP;

         CURRENT LIABILITIES means all such liabilities as determined in accordance with GAAP and includes (without limitation) all accrued taxes and all principal of any funded indebtedness maturing within twelve months of the date of determination;

         DEBT means, collectively, all liabilities of the party or parties in question to Bank, whether owing by one such party alone or with one or more others in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment or other contract or by quasi-contract or tort, statute or other operation of law or other, and whether participated to or from Bank in whole or in part; and in the case of Borrower includes, without limitation, the subject indebtedness;

         DEFAULT UNDER ERISA means (a) the occurrence or existence of a material accumulated funding deficiency in respect of any of the companies' respective pension plans, (b) any failure by the companies to make a full and timely payment of premiums required by ERISA for insurance against any employer's liability in respect of any such plan, (c) any material breach of a fiduciary duty by any company or trustee in respect of any such plan or (d) the existence of any action for the forceable termination of any such plan;

         DEFAULT UNDER THIS AGREEMENT means an event, condition or thing which constitutes (or which with the lapse of any applicable grace period or the giving of notice or both would constitute) an event of default referred to in section SA and which has not been appropriately waived in writing in accordance with this Agreement or corrected to Bank's full satisfaction;

         DISTRIBUTION means a payment made, liability incurred or other consideration (other than any stock dividend or stock split payable solely in capital stock of Borrower) given by any company for the purchase, acquisition, redemption or retirement of any capital stock of Borrower or as a dividend, return of capital or other distribution in respect of Borrower's capital stock; and DISTRIBUTE means to make a distribution;

         ENVIRONMENTAL LAW means the comprehensive Environmental Response, compensation, and Liability Act (42 USC 9601 et seq.), the Hazardous Material Transportation Act (49 USC 1801 et seq.), the Resource Conservation and Recovery Act (42 USC 6901 et seq.), the Federal Water Pollution Control Act (33 USC 1251 et seq.), the Toxic Substances Control Act (15 USC 2601 et seq.) and the Occupational Safety and Health Act (29 USC 651 et seq.), as such laws have been or hereafter may be amended, and any and all analogous future federal, or present or future state or local, statutes and the regulations promulgated pursuant thereto;

         ERISA means the Employee Retirement Income Security Act of 1974 (P.L. 93-406) as amended from time to time and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be a reference to that section as amended, supplemented, replaced or otherwise modified;

         ERISA REGULATOR means any governmental agency (such as the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any of the companies' pension plans; EVENT OF DEFAULT is defined in section 5A;

         EXPIRATION DATE means the date referred to as such in subsection 2A.02, EXCEPT that in the event of any extension pursuant to subsection 2A.05, EXPIRATION DATE shall mean the latest date to which the subject commitment shall have been so extended;

         FEDERAL FUNDS RATE means a fluctuating interest rate per annum, as in effect at the time in question, that is the rate determined by Bank to be the opening federal funds rate per annum paid or payable by it on the day in question in its regional federal funds market for overnight borrowings from other banking institutions; FIXED-RATE LOAN means a subject loan that is not a RR loan;

         FUNDED INDEBTEDNESS means indebtedness of the person or entity in question which matures or which (including each renewal or extension, if any, in whole or in part) remains unpaid for more than twelve months after the date originally incurred and includes, without limitation (a) any indebtedness (regardless of its maturity) if it is renewable or refundable in whole or in part solely at the option of that person or entity (in the absence of default) to a date more than one year after the date of determination, (b) any capitalized lease, (c) any guaranty of funded indebtedness owing by another person or entity and (d) any funded indebtedness secured by a security interest, mortgage or other lien encumbering any property owned or being acquired by the person or entity in question even if the full faith and credit of that person or entity is not pledged to the payment thereof; PROVIDED, that in the case of any indebtedness payable in installments or evidenced by serial notes or calling for sinking fund payments, those payments maturing within twelve months after the date of determination shall be considered current indebtedness rather than funded indebtedness for the purposes of subsection 313.03 but shall be considered funded indebtedness for all other purposes;

         GAAP means generally accepted accounting principles applied in a manner consistent with those used in Borrower's latest fiscal year-end financial statements referred to in subsection 4A.02;

         GUARANTOR means one who pledges his credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the obligor's account, any surety, any co-maker, any endorser, and anyone who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another to prevent or correct a default of any kind; and GUARANTY means the obligation of a guarantor;

         INSIDER, as applied to subordinated indebtedness, refers to subordinated indebtedness which at the time in question is owing to any person who is a director or officer of Borrower or who is the record and beneficial owner of ten percent (10%) or more of Borrower's capital stock or who is a member of the immediate family of any such director, officer or stockholder;

         INSOLVENCY ACTION means either (a) a pleading of any kind filed by the person, corporation or entity (an "insolvent") in question to seek relief from the insolvent's creditors, or filed by the insolvent's creditors or any thereof to seek relief of any kind against that insolvent, in any court or other tribunal pursuant to any law (whether federal, state or other) relating generally to the rights of creditors or the relief of debtors or both, or (b) any other action of any kind commenced by an insolvent or the insolvent's creditors or any thereof for the purpose of marshalling the insolvent's assets and liabilities for the benefit of the insolvent's creditors; and INSOLVENCY ACTION includes (without limitation) a petition commencing a case pursuant to any chapter of the federal bankruptcy code, any application for the appointment of a receiver, trustee, liquidator or custodian for the insolvent or any substantial part of the insolvent's assets, and any assignment by an insolvent for the general benefit of the insolvent's creditors;

         LIBO PRE-MARGIN RATE means the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%), as determined by Bank which equals the average rate per annum at which deposits in United States dollars are offered for deposits of the maturity and amount in question, at 11:00 A.M. London time (or as soon thereafter as practicable) two banking days prior to the first day of the contract period in question, to Bank by prime banking institutions in any Eurodollar market reasonably selected by Bank;

         LIBOR LOAN means a subject loan having a contract period described in clause (b) of subsection 2B.07 and bearing interest in accordance with clause (b) of subsection 2B.1 l;

         AIM LOAN means a subject loan having a contract period described in clause (a) of subsection 2B.07 and bearing interest in accordance with clause (a) of subsection 2B.11;

         MONEY MARKET RATE means the rate per as determined by Bank in its sole discretion, on the first day of the contract period in question, and then quoted by Bank to Borrower as the rate which, if elected by Borrower at the time of Bank's quotation, will be applicable during that contract period to an MM loan of the principal amount in question;

         MOST RECENT 4A.02 FINANCIAL STATEMENTS means Borrower's most recent financial statements that are referred to in subsection 4A.02;

         NET INCOME means net income as determined in accordance with GAAP, after taxes and after extraordinary items, but without giving effect to any gain resulting from any reappraisal or write-up of any asset;

         NET WORTH means the excess (as determined on a consolidated basis and in accordance with GAAP) of the net book value (after deducting all applicable valuation reserves and without consideration to any reappraisal or write-up of assets) of the tangible assets (i.e., all assets other than intangibles such as patents, costs of businesses over net assets acquired, good will and treasury stock) of the company or companies in question over their total liabilities;

         PENSION PLAN means a defined benefit plan (as defined in section 3(35) of ERISA) of the companies or any thereof and includes, without limitation, any such plan that is a multi-employer plan (as defined in section 3(37) of ERISA) applicable to any of the companies' employees;

         PRIME RATE means the fluctuating rate of interest which is publicly announced from time to time by Bank at its principal place of business as being its "prime rate" or "base rate" thereafter in effect, with each change in the prime rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the prime rate is not necessarily the lowest rate of interest then available from Bank on fluctuating rate loans; PRIOR a means a short-term loan or a term loan;

         RECEIVABLE means a claim for money due or to become due, whether classified as an account, instrument, chattel paper, general intangible, incorporeal hereditament or otherwise, and any proceeds of the foregoing;

         REFERENCE RATE means, on any given date, either the prime rate in effect for that day or a rate equal to one percent (1%) per annum plus the federal funds rate in effect for that day, whichever rate shall be the higher for that day;

         RELATED WRITING means any note, mortgage, security agreement, other lien instrument, financial statement, audit report, notice, legal opinion, credit request, officer's certificate or other writing of any kind which is delivered to the Bank and which is relevant in any manner to this Agreement or any related writing and includes, without limitation, the subject notes and the other writings referred to in sections 3A and 4A;

         REPORTABLE EVENT has the meaning ascribed thereto by ERISA;

         RR LOAN means a subject loan maturing in the manner described in the first sentence of subsection 2B.08 and bearing interest in accordance with subsection 2B.10;\

         SHORT-TERM LOAN is defined in paragraph B of the introduction to this Agreement;

         SHORT-TERM NOTE is defined in paragraph B of the introduction to this Agreement;

         SUBJECT COMMITMENT means Bank's commitment to extend credit to Borrower pursuant to sections 2A and 2B of this Agreement and upon the terms, subject to the conditions of this Agreement and in accordance with the other provisions of this Agreement;

         SUBJECT INDEBTEDNESS means, collectively, the principal of and interest on the subject loans and all fees and other liabilities, if any, incurred by Borrower to Bank pursuant to this Agreement or any related writing;

         SUBJECT LOAN means a loan obtained by Borrower pursuant to this Agreement, or a prior loan that is deemed to be an RR loan pursuant to subsection 2B.16;

         SUBJECT NOTE means a note executed and delivered by Borrower and being in the form and substance of Exhibit B with the blanks appropriately filled;

         SUBORDINATED, as applied to any liability of Borrower, means a liability which at the time in question is subordinated (by written instrument in form and substance satisfactory to Bank in favor of the prior payment in full of Borrower's debt to Bank;

         SUBSIDIARY means a corporation or other business entity if shares constituting a majority of its outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by the corporation in question or another SUBSIDIARY of that corporation or any combination of the foregoing;

         SUPPLEMENTAL SCHEDULE means the schedule incorporated into this Agreement as Exhibit A;

         TERM LOAN is defined in paragraph A of the introduction to this Agreement;

         TERM NOTE is defined in paragraph A of the introduction to this Agreement;

         TOTAL LIABILITIES means the aggregate (without duplication) of all liabilities of the entity or entities in question and includes, without limitation. (a) any, indebtedness which is secured by any mortgage, security interest or other lien on any of their property even if the full faith and credit of none of them is pledged to the payment thereof, (b) any indebtedness for borrowed money or funded indebtedness of any kind if any such corporation or corporations is a guarantor thereof and (c) any subordinated indebtedness; PROVIDED, that there shall be excluded any liability under a reimbursement agreement relating to a letter of credit issued to finance the importation or exportation of goods;

         WHOLLY-OWNED, as applied to a subsidiary, means that all of the outstanding shares of stock and all of the outstanding warrants, options and other rights to purchase stock, other than directors' qualifying shares, are held of record and beneficially owned by Borrower;

         the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

         [The remainder of this page has been intentionally left blank.]

Address:                                   Preformed Line Products Company
   660 Beta Drive
   Mayfield Village, Ohio 44143
   telecopy: (216) 473-93193
                                           By: /s/ John J. Herda
                                              ---------------------------------
                                                John J. Herda, Vice President
                                                  and Chief Financial Officer

Address:                                   National City Bank
   1900 East Ninth Street
   Cleveland, Ohio 44114-3484
   Telecopy: (216) 575-9396
   Attn: Metro/Ohio Division               By: /s/ Terry A. Wolford
                                              ---------------------------------
                                                Terry A. Wolford, Vice President

                              SUPPLEMENTAL SCHEDULE

There is no item which Borrower must disclose in this supplemental schedule in order to be in full compliance with subsections 3D.01, 3D.02, 3D.03 and 3D.04, nor is there any addition or exception to the representations and warranties in section 4B.






                                    EXHIBIT A

                               EXTENSION AGREEMENT

This extension agreement made as of March 20, 1996 by and between Preformed Line Products Company (BORROWER) and National City Batik (BANK):

The parties have executed and delivered a certain credit agreement dated December 30, 1994 which provides for, among other things, a subject commitment aggregating $15,000,000 and available to Borrower, upon certain terms and conditions until December 31, 1997 (the EXPIRATION DATE now in effect) subject to any earlier reduction or termination pursuant to the credit agreement

In consideration of our mutual agreements and for other valuable considerations, the parties agree that subsection 2A.02 of the credit agreement (captioned "TERM") is hereby amended by deleting the date December 31, 1997 and by substituting therefor the date "December 31, 1998", which tarter date shall be the EXPIRATION DATE hereafter in effect.

1n all other respects the credit agreement shall remain in full effect.



                                       Preformed Line Products Company



                                       By  /s/ John J. Herda
                                          ------------------------------------
                                          Vice President - Finance


                                       National City Bank



                                       By  /s/ Terry A. Wolford
                                          ------------------------------------
                                          Vice President




                                    EXHIBIT C

                               EXTENSION AGREEMENT

This extension agreement made as of April 30, 1998 by and between Preformed Line Products Company (BORROWER) and National City Bank (BANK):

The parties have executed and delivered a certain credit agreement dated December 30, 1994 and amended November 30, 1997 which provides for, among other things, a subject aggregating $40,000,000 and available to Borrower, upon certain terms and conditions until December 31, 2000 (the EXPIRATION DATE now in effect) subject to any earlier reduction or termination pursuant to the credit agreement.

In consideration of our mutual agreements and for other valuable considerations, the parties agree that subsection 2A.02 of the credit agreement (captioned "TERM") is hereby amended by deleting the date December 31 , 2000 and by substituting therefor the date "December 31, 2001", which latter date shall be the expiration date hereafter in effect.

In all other respects the credit agreement shall remain in full effect.



                                       Preformed Line Products Company



                                       By /s/ John J. Herda
                                          -----------------------------------
                                          John J. Herda
                                          Vice President - Finance



                                       National City Bank



                                       By /s/ Terry A. Wolford
                                          -----------------------------------
                                          Vice President






                                    EXHIBIT C

                               EXTENSION AGREEMENT


This extension agreement made as of JUNE 9, 2000 by and between Preformed Line Products Company (Borrower) and National City Bank (Bank):

The parties have executed and delivered a certain credit agreement dated December 30, 1994 and amended November 30, 1997 which provides for, among other things, a subject aggregating $40,000,000 and available to Borrower, upon certain terms and conditions until DECEMBER 31, 2001 (the EXPIRATION DATE now in effect) subject to any earlier reduction or termination pursuant to the credit agreement.

In consideration of our mutual agreements and for other valuable considerations, the parties agree that subsection 2A.02 of the credit agreement (captioned "TERM") is hereby amended by deleting the date DECEMBER 31, 2001 and by substituting therefor the date "DECEMBER 31, 2002", which latter date shall be the EXPIRATION DATE hereafter in effect.

In all other respects the credit agreement shall remain in full effect.



                                       Preformed Line Products Company


                                       By /s/ Eric R. Graef
                                         ---------------------------------
                                         Eric R. Graef
                                         Vice President - Finance



                                       National City Bank


                                       By /s/ Terry A. Wolford
                                         ---------------------------------
                                         Vice President




                                    EXHIBIT C

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT is made and entered into as of the 30th day of November, 1997, by and between PREFORMED LINE PRODUCTS COMPANY, an Ohio corporation with its principal office and place of business in Mayfield Village, Ohio (the "Borrower") and NATIONAL CITY BANK, a national banking association with its principal office and place of business in Cleveland, Ohio (the "Bank").

                                   WITNESSETH:

         WHEREAS, the Borrower and the Bank are parties to that certain Credit Agreement dated December 30, 1994 (the "Credit Agreement");

         WHEREAS, the Borrower and the Bank mutually desire to amend the Credit Agreement in order to increase the amount of the Subject Commitments from Fifteen Million and No/ 100ths Dollars ($15,000,000.00) to Forty Million and No/100ths Dollars ($40,000,000.00) in two (2) Tranches, extend the expiration date and modify the commitment fee applicable to the Subject Commitments.

         NOW, THEREFORE, the Borrower and the Bank hereby agree as follows:

         1. Section 2A. SUBJECT COMMITMENTS of the Credit Agreement is hereby amended to read in its entirety as follows:

         2A. SUBJECT COMMITMENTS -- The basic terms of the Subject Commitments and the compensation therefor are as follows:

                  2A.01 AMOUNT -- The aggregate amount of the Subject Commitments is Forty Million Dollars ($40,000,000) consisting of two (2) Tranches. The Tranche A Subject Commitment being in the amount of Twenty Million Dollars ($20,000,000) and the Tranche B Subject Commitment being in the amount of Twenty Million Dollars ($20,000,000). The Tranche B Subject Commitment shall only become effective when activated by Borrower. Borrower may activate the Tranche B Subject Commitment, if no default under this Agreement shall have occurred and be continuing, by written notice to Bank given on and after the effective date of this Amendment. The Subject Commitments may be reduced from time to time pursuant to subsection 2A.03 and the Subject Commitments may be terminated pursuant to section 5B.

                  2A.02 TERM -- The Subject Commitment shall commence as of the date of this Agreement and shall remain in effect on a revolving basis until December 31, 1997 (the EXPIRATION DATE) EXCEPT that a later Expiration Date may be established from time to time pursuant to subsection 2A.05 and EXCEPT that the Subject Commitment shall end in any event upon any earlier reduction thereof to zero pursuant to subsection 2A.03 or any earlier termination pursuant to section 5B.

                  2A.03 OPTIONAL REDUCTIONS -- Borrower shall have the right, at all times and without the payment of any penalty or premium, to permanently reduce the amount of the Subject Commitment by giving Bank one Banking Day's prior written notice of the amount of each such reduction and the effective date thereof subject, however, to the following:

                           (a) No such reduction shall reduce the subject commitment to a lesser aggregate amount than the sum of the aggregate unpaid principal balance of the fixed-rate loans then outstanding plus the aggregate unpaid principal balance of any fixed-rate loans to be obtained pursuant to any unfulfilled credit request under subsection 2B.02.

                           (b) Concurrently with each reduction Borrower shall prepay such part, if any, of the principal of the subject loans then outstanding as may be in excess of the amount of the subject commitment as so reduced. Subsection 213.13 and section 6C shall apply to each such prepayment.

                  2A.04 COMMITMENT FEE -- Borrower agrees to pay Bank a commitment fee

                           (a) based on the average daily difference between the amount of the subject commitment from time to time in effect and the aggregate unpaid principal balance of the subject loans then outstanding,

                           (b) computed (on the basis of a 360-day year and the actual number of days elapsed) at a rate of one-fifth of one percent (1/5%) per annum so long as the subject commitment remains in effect and

                           (c) payable in arrears on April 1, 1995 and on the first day of each July 1, October 1, January 1, and April 1 thereafter and at the end of the subject commitment.

                  2A.05 EXTENSION OF SUBJECT COMMITMENT -- Whenever Borrower furnishes its audited financial statements to Bank pursuant to clause (b) of subsection 3A.01, commencing with Borrower's audited financial statements for its fiscal year ending December 31, 1995, Borrower may request that the subject commitment be extended one year to the December 31 next following the expiration date then in effect. Bank agrees to give consideration to each such request; but in no event shall Bank be committed to extend the subject commitment, nor shall the subject commitment be so extended, unless and until both Borrower and Bank shall have executed and delivered an extension agreement substantially in the form of Exhibit C with the blanks appropriately filled.

         2. Subsection 3B.04..PRETAX INTEREST COVERAGE of the Credit Agreement is hereby amended to read in its entirety as follows:

                  3B.04 PRETAX INTEREST COVERAGE -- Borrower will not suffer or permit the aggregate, determined as of the last day each fiscal quarter (commencing with the present fiscal quarter), of

                           (a) the net income of the companies for the previous four (4) quarters plus

                           (b) the aggregate interest expense of the companies for the previous four (4) quarters plus

                           (c) the aggregate federal, state and local income taxes of the companies for the previous four (4) quarters to be less than an amount equal to three hundred percent (300%) of the aggregate interest expense of the companies for the previous four quarters, all as determined on a consolidated basis.

         3. From and after the effective date of this First Amendment, references in the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

         This First Amendment and the modifications set forth herein shall be and become effective as of the date hereof.

         Except for the modifications set forth in this First Amendment, the Credit Agreement referred to above, as amended, is ratified and affirmed and shall be binding upon the parties, their successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have cause this First Amendment to Credit Agreement to be duly executed.

NATIONAL CITY BANK                           PREFORMED LINE PRODUCTS COMPANY

By:/s/ Terry A. Wolford                      By: /s/ John J. Herda
   --------------------------                    ----------------------------

Title: Vice President                        Title: Vice President - Finance
      -----------------------                       ----------------------------

                      SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT is made and entered into as of the 6th day of July, 2000, by and between PREFORMED LINE PRODUCTS COMPANY, an Ohio corporation with its principal office and place of business in Mayfield Village, Ohio (the "Borrower") and NATIONAL CITY BANK, a national banking association with its principal office and place of business in Cleveland, Ohio (the "Bank").

                                   WITNESSETH:

         WHEREAS, the , as amended by a First Amendment to Credit Agreement dated November 30, 1997, (the "Credit Agreement");

         WHEREAS, the Borrower and the Bank mutually desire to amend the Credit Agreement in order to extend the expiration date and amend the Net Worth financial covenant.

         NOW, THEREFORE, the Borrower and the Bank hereby agree as follows:

         1. Section 2A.02 TERM of the Credit Agreement is hereby amended to read in its entirety as follows:

                  2A.02 TERM -- The Subject Commitments shall commence as of the date of this Agreement and shall remain in effect on a revolving basis until December 31, 2002 (the EXPIRATION DATE) EXCEPT that a later Expiration Date may be established from time to time pursuant to subsection 2A.05 and EXCEPT that the Subject Commitments shall end in any event upon any earlier reduction thereof to zero pursuant to subsection 2A.03 or any earlier termination pursuant to section 5B.

         2. Subsection 3B.01 NET WORTH of the Credit Agreement is hereby amended to read in its entirety as follows:

                  3B.01 NET WORTH -- Borrower will not suffer or permit the consolidated net worth (exclusive of the cumulative foreign currency translation adjustment component thereof as reflected in Borrower's financial statements) of the companies at any time to be less than eighty-five million dollars ($85,000,000).

         3. From and after the effective date of this Second Amendment, references in the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

         This Second Amendment and the modifications set forth herein shall be and become effective as of the date hereof.

         Except for the modifications set forth in this Second Amendment, the Credit Agreement referred to above, as amended, is ratified and affirmed and shall be binding upon the parties, their successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have cause this Second Amendment to Credit Agreement to be duly executed.

NATIONAL CITY BANK                          PREFORMED LINE PRODUCTS COMPANY

By: /s/ Terry A. Wolford                    By:  /s/ Eric R. Graef
   -------------------------                    --------------------------------

Title: Vice President                       Title:  Vice President - Finance
      ----------------------                      ------------------------------

                            TRANCHE A PROMISSORY NOTE

$20,000,000                      Cleveland, Ohio               November 30, 1997


FOR VALUE RECEIVED, the undersigned, Preformed Line Products Company (BORROWER), an Ohio corporation, promises to pay to the order of NATIONAL CITY BANK, at the payee's main office in Cleveland, Ohio, the principal sum of

                             TWENTY MILLION DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side), together with interest computed thereon in accordance with the credit agreement referred to below, which principal and interest is payable in accordance with the provisions in the credit agreement.

This note is issued pursuant to a certain Agreement (the "credit agreement") made as of December 30, 1994, as amended, by and between the payee and Borrower. The credit agreement contains definitions applicable to this note, provisions governing the making of loans, the acceleration of the maturity thereof, rights of prepayment and other provisions applicable to this note. Each endorsement, if any, on the reverse side of this note (or any allonge thereto) shall be prima facie evidence of the data so endorsed.

Address:                                       Preformed Line Products Company
   660 Beta Drive
   Mayfield Village, Ohio  44143               By: /s/ John J. Herda
                                                  ------------------------------
                                                  John J. Herda, Vice President
                                                    and Chief Financial Officer

                            TRANCHE A PROMISSORY NOTE



$20,000,000                      Cleveland, Ohio              November 30, 1997


FOR VALUE RECEIVED, the undersigned, Preformed Line Products Company (BORROWER), an Ohio corporation, promises to pay to the order of NATIONAL CITY BANK, at the payee's main office in Cleveland, Ohio, the principal sum of

                             TWENTY MILLION DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side), together with interest computed thereon in accordance with the credit agreement referred to below, which principal and interest is payable in accordance with the provisions in the credit agreement.

This note is issued pursuant to a certain Agreement (the "credit agreement") made as of December 30, 1994, as amended, by and between the payee and Borrower. The credit agreement contains definitions applicable to this note, provisions governing the making of loans, the acceleration of the maturity thereof, rights of prepayment and other provisions applicable to this note. Each endorsement, if any, on the reverse side of this note (or any allonge thereto) shall be prima facie evidence of the data so endorsed.

Address:                                     Preformed Line Products Company
   660 Beta Drive
   Mayfield Village, Ohio  44143             By: /s/ John J. Herda
                                                -------------------------------
                                                 John J. Herda, Vice President
                                                   and Chief Financial Officer